UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 14, 2016

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 W. South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on September 9, 2016, Real Goods Solar, Inc. (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC, as representative of the underwriter parties thereto (the “Representative”), and WestPark Capital, Inc. (together with the Representative, the “Underwriters”). On September 14, 2016, pursuant to the terms of the Underwriting Agreement, the Company sold to the Underwriters an aggregate of 2,800 units (representing gross proceeds of $2,800,000) (each, a “Unit”), each Unit consisting of one share of the Company’s Series A 12.5% Mandatorily Convertible Preferred Stock, stated value $1,000 per share (the “Preferred Stock”) and convertible into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one Series H Warrant to purchase approximately 181.8181 shares of Common Stock (the “Warrants”). The public offering price for each Unit was $1,000 and the Underwriters’ discount was $70 per Unit.

At the closing, the Company issued an aggregate of 2,800 shares of Preferred Stock and Warrants exercisable into an aggregate of 509,091 shares of Common Stock.

The Company offered and sold the Units, the Preferred Stock and the Warrants issued as part of the Units, the Underwriter Warrant (as defined below), and the shares of Common Stock issuable upon conversion of the Preferred Stock and the exercise of the Warrants issued as part of the Units, pursuant to an effective registration statement on Securities and Exchange Commission Form S-1 (SEC File No. 333-211915).

The Company received net proceeds of approximately $2.2 million at the closing, after deducting commissions to the Underwriters and estimated offering expenses payable by the Company associated with the offering.

The Units were not certificated. The Preferred Stock was issued in electronic form and the Warrants were issued in physical form separately at the closing and each may be transferred separately. None of the Units, the Preferred Stock, the Warrants or the Underwriter Warrant will be listed on any national securities exchange or other trading market, and no trading market for the Units, the Preferred Stock, the Warrants or the Underwriter Warrant is expected to develop.

At the closing of the offering on September 14, 2016, the Company’s directors, officers, and 10% shareholders each entered into Lock-Up Agreements pursuant to which they agreed, for a period of 90 days after the closing of the offering, not to offer, sell or otherwise dispose of any shares of Common Stock or “Common Stock Equivalents” (as defined in the Underwriting Agreement), or take certain other actions with respect to the Company’s securities.

In connection with the closings of the offering, the Company paid the Representative a $56,000 non-accountable expense reimbursement, and $75,000 as reimbursement for legal fees and disbursements incurred in the course of qualifying the offering with certain regulatory agencies, and for certain additional fees and expenses actually incurred. The aggregate discount under the Underwriting Agreement for the Representative was $161,700 and for WestPark Capital, Inc. was $34,300.

In addition, the Company issued to the Representative a warrant to purchase up to an aggregate of 140 Units at an exercise price of  $1,000 per Unit (the “Underwriter Warrant”). The Underwriter Warrant has similar terms as the Warrants, except that: (i) the Underwriter Warrant is exercisable to purchase Units rather than Common Stock; (ii) the Underwriter Warrant expires 60 months after September 8, 2016 rather than 60 months after issuance; (iii) the Underwriter Warrant is exercisable through a cashless exercise regardless of whether the Units issuable upon exercise of the Underwriter Warrant are covered by a registration statement under the Securities Act; (iv) the exercise price is not subject to adjustment; (v) certain covenants in the Warrants have been removed in the Underwriter Warrant; (vi) the initial beneficial ownership limitation is set at 4.99% rather than 9.99%; and (vii) pursuant to FINRA Rule 5110(g), the Underwriter Warrant and the underlying securities are not transferable for six months from the date of issuance, except the transfer of any security:

•	by operation of law or by reason of reorganization of the Company;

•	to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period;

•	if the aggregate amount of securities of the Company held by the holder of the Underwriter Warrant or related persons do not exceed 1% of the securities being offered;

•	that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

•	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

The Company previously disclosed the composition of the Units, the terms of the Preferred Stock (including the terms of the Certificate of Designation (as defined below) filed on September 9, 2016), the Warrants, the Underwriter Warrant, the Underwriting Agreement and the Lock-Up Agreements under Item 1.01 of its Current Report on Form 8-K filed on September 13, 2016 and such disclosure is incorporated herein by reference. The description of the Underwriter Warrant is qualified in its entirety by reference to the copy of the Underwriter Warrant filed as Exhibit 4.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “expect,” “may,” “believe,” “will,” “should,” “would” or comparable terminology or by discussions of strategy. While the Company believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, whether holders of the Preferred Stock will convert, whether the holders of the Warrants will exercise them for cash and other risks and uncertainties included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no duty to update any forward-looking statements.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosures set forth above under Item 1.01 are incorporated by reference herein. The Company issued the Preferred Stock, the Warrants and the Underwriter Warrant on September 14, 2016. As of the date of this Current Report, the Company has not issued any shares of Common Stock as a result of the conversion of any shares of Preferred Stock or the exercise of any Warrants, and the Underwriter Warrant remains unexercised. As previously disclosed, the Company filed a certificate of designation of preferences, rights and limitations for the Preferred Stock (the “Certificate of Designation”) with the Office of the Secretary of State of the State of Colorado on September 9, 2016. The Company previously disclosed the terms of the Certificate of Designation under Item 1.01 of its Current Report on Form 8-K filed on September 13, 2016 and such disclosure is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 14, 2016, the Company issued a press release announcing the closing of the offering discussed above under Item 1.01. A copy of the press release is attached as Exhibit 99.1.

This Current Report on Form 8-K and the press release attached hereto are being furnished by the Company pursuant to Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Underwriter Warrant
99.1	Press Release issued by Real Goods Solar, Inc. on September 14, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Alan Fine
Alan Fine
Principal Financial Officer and General Manager, Operations

Date: September 14, 2016

EXHIBIT INDEX

Exhibit No.	Description
4.1	Underwriter Warrant
99.1	Press Release issued by Real Goods Solar, Inc. on September 14, 2016